Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2019 EPS OF $0.79

SEATTLE, WASHINGTON - February 18, 2020, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced fourth quarter 2019 financial results including the following highlights compared to the same quarter of 2018:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 23% to $0.79
•	Net Earnings Attributable to Shareholders decreased 23% to $137 million
•	Operating Income decreased 17% to $180 million
•	Revenues decreased 9% to $2.0 billion
•	Airfreight tonnage volume decreased 6% and ocean container volume decreased 13%

“Our final financial results for the fourth quarter were within the range of earnings guidance we issued last month,” said Jeffrey S. Musser, President and Chief Executive Officer. “As noted in that guidance, we do not believe this comparatively soft fourth quarter is the result of a business performance issue, but is instead more closely tied to the business environment in which we are operating. Average sell rates declined faster than our average buy rates, and both air and ocean volumes declined as slowing trade to and from China impacted overall freight movement around the globe. In the year-ago fourth quarter, by comparison, we believe our volumes benefitted as shippers moved product ahead of scheduled tariff increases.”

Mr. Musser continued: “Our people and operations in China are a very important part of our global network. China imports and exports are interrelated to all of our other geographic regions and, on a stand-alone basis, represented 26% of our consolidated revenue and 27% of operating income in 2019. While we would normally expect softness in the first part of Q1 because of the Chinese Lunar New Year Holidays, this year has been much more pronounced due to the extended closures of factories in China in support of containing the Novel Coronavirus (COVID-19). There remains a great deal of uncertainty as to when factories will return to full production, and those delays will have a significant impact on freight volumes moved in Q1. In addition to traditional supply chain movements, we also believe this may have a further impact to global supply chains through potential shortages of raw materials, parts and supplies.

“Over our 40-year history, we have experienced many events that have disrupted supply chains. We have not, however, experienced a situation where manufacturing capability has been shut-down or severely hampered to such an extent, so it is difficult to predict how this will play out. However, we remain steadfastly optimistic that when the marketplace does return to normal, we are in an excellent position to take advantage of what could be a sharp rebound in trade.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Operating income in Q4 2019 was negatively impacted by lower volumes and lower average sell rates. The largest decline in volumes and rates were experienced in our China operations where revenues and operating income declined 27% and 23%, respectively, in the fourth quarter. We will continue to make important investments in people and technology to support our long-term growth initiatives.” Mr. Powell noted that the Company’s effective tax rate for the full year of 2019 was 25.6%, compared to 24.3% in 2018. The effect of higher average tax rates of our international subsidiaries, when compared to U.S. federal and state tax rates, were offset by U.S. foreign tax credits and U.S. income tax deductions for Foreign-derived intangible income (FDII). In addition, both 2019 and 2018 benefited from state income tax refunds. These benefits were partially offset by certain expenses that are no longer deductible under the 2017 Tax Act. Mr. Powell reiterated that the Company’s effective tax rate will be largely dependent upon the mix of pre-tax earnings that are generated in its U.S. versus foreign operations, as well as any further interpretations and guidance issued on the tax law in the future.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

Fourth Quarter 2019 Earnings Release, February 18, 2020

Financial Highlights for the Three and Twelve months ended December 31, 2019 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Revenues	$2,044,941	$2,235,597	(9)%	$8,175,426	$8,138,365	—%
Directly related cost of transportation and other expenses[1]	$1,398,638	$1,554,922	(10)%	$5,538,958	$5,517,992	—%
Salaries and other operating expenses[2]	$465,963	$463,668	—%	$1,869,776	$1,823,810	3%
Operating income	$180,340	$217,007	(17)%	$766,692	$796,563	(4)%
Net earnings attributable to shareholders	$137,326	$179,210	(23)%	$590,395	$618,199	(4)%
Diluted earnings attributable to shareholders per share	$0.79	$1.02	(23)%	$3.39	$3.48	(3)%
Basic earnings attributable to shareholders per share	$0.81	$1.04	(22)%	$3.45	$3.55	(3)%
Diluted weighted average shares outstanding	173,401	175,935		174,209	177,833
Basic weighted average shares outstanding	170,339	172,493		170,899	174,133

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Consolidated Statements of Earnings.

The three and twelve months ended December 31, 2019 include the effect of changing our presentation of certain import services from a net to a gross basis and our revised presentation of destination services, which increased revenues and directly related operating expenses in customs brokerage and other services but did not change operating income.

During the three and twelve months ended December 31, 2019, we repurchased 1.2 million and 5.3 million shares of common stock at an average price of $73.89 and $72.91 per share, respectively. During the three and twelve months ended December 31, 2018, we repurchased 1.3 million and 9.0 million shares of common stock at an average price of $71.82 and $71.61 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2019	2018
North America	6,905	6,833
Europe	3,459	3,375
North Asia	2,488	2,607
South Asia	1,697	1,643
Middle East, Africa and India	1,548	1,520
Latin America	855	839
Information Systems	961	912
Corporate	384	352
Total	18,297	18,081

	Fourth quarter year-over-year percentage decrease in:
	Airfreight kilos	Ocean freight FEU
2019
October	(6)%	(14)%
November	(6)%	(9)%
December	(7)%	(14)%
Quarter	(6)%	(13)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 21, 2020 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain portions of this release contain forward-looking statements, including the impact on freight volumes in the first quarter as a result of the containment measures relating to the Novel Coronavirus (COVID-19) causing extended closures of factories in China; the further impact on downstream supply chains; our ability to take advantage of a rebound in trade; and the impact of the 2017 Tax Act and related interpretations on our effective tax rate. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the length and severity of the Novel Coronavirus (COVID-19); our ability to contain costs; our ability to retain existing and attract new customers; our ability to use our broad market footprint to respond to and take advantage of a sudden shift in manufacturing capacity and associated trade; and risk factors and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2019	December 31, 2018
Assets:
Current Assets:
Cash and cash equivalents	$1,230,491	$923,735
Accounts receivable, net	1,315,091	1,581,530
Deferred contract costs	131,783	159,510
Other	92,558	70,041
Total current assets	2,769,923	2,734,816
Property and equipment, net	499,344	504,105
Operating lease right-of-use assets	390,035	—
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	8,034	40,465
Other assets, net	16,621	27,246
Total assets	$3,691,884	$3,314,559
Liabilities:
Current Liabilities:
Accounts payable	$735,695	$902,259
Accrued expenses, primarily salaries and related costs	189,446	215,813
Contract liabilities	154,183	190,343
Current portion of operating lease liabilities	65,367	—
Federal, state and foreign income taxes	23,627	18,424
Total current liabilities	1,168,318	1,326,839
Noncurrent portion of operating lease liabilities	326,347	—
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share, authorized 640,000. Issued and outstanding: 169,622 shares at December 31, 2019 and 171,582 shares at December 31, 2018	1,696	1,716
Additional paid-in capital	3,203	1,896
Retained earnings	2,321,316	2,088,707
Accumulated other comprehensive loss	(131,187)	(105,481)
Total shareholders’ equity	2,195,028	1,986,838
Noncontrolling interest	2,191	882
Total equity	2,197,219	1,987,720
Total liabilities and equity	$3,691,884	$3,314,559

18-February-2020	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenues:
Airfreight services	$757,954	$905,606	$2,929,882	$3,271,932
Ocean freight and ocean services	519,730	615,053	2,217,554	2,251,754
Customs brokerage and other services	767,257	714,938	3,027,990	2,614,679
Total revenues	2,044,941	2,235,597	8,175,426	8,138,365
Operating Expenses:
Airfreight services	569,282	683,410	2,143,999	2,410,793
Ocean freight and ocean services	378,801	464,281	1,613,646	1,664,168
Customs brokerage and other services	450,555	407,231	1,781,313	1,443,031
Salaries and related	352,723	350,839	1,422,315	1,393,259
Rent and occupancy	41,775	39,627	166,182	152,813
Depreciation and amortization	12,494	13,186	50,950	54,019
Selling and promotion	11,150	12,961	44,002	45,346
Other	47,821	47,055	186,327	178,373
Total operating expenses	1,864,601	2,018,590	7,408,734	7,341,802
Operating income	180,340	217,007	766,692	796,563
Other Income (Expense):
Interest income	4,680	4,982	22,803	19,153
Other, net	477	256	6,299	2,613
Other income (expense), net	5,157	5,238	29,102	21,766
Earnings before income taxes	185,497	222,245	795,794	818,329
Income tax expense	47,749	42,668	203,778	198,539
Net earnings	137,748	179,577	592,016	619,790
Less net earnings attributable to the noncontrolling interest	422	367	1,621	1,591
Net earnings attributable to shareholders	$137,326	$179,210	$590,395	$618,199
Diluted earnings attributable to shareholders per share	$0.79	$1.02	$3.39	$3.48
Basic earnings attributable to shareholders per share	$0.81	$1.04	$3.45	$3.55
Weighted average diluted shares outstanding	173,401	175,935	174,209	177,833
Weighted average basic shares outstanding	170,339	172,493	170,899	174,133

18-February-2020	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Operating Activities:
Net earnings	$137,748	$179,577	$592,016	$619,790
Adjustments to reconcile net earnings to net cash from operating activities:
(Recoveries) provisions for losses on accounts receivable	(454)	1,576	(1)	3,808
Deferred income tax expense (benefit)	4,499	5,491	4,482	(12,031)
Stock compensation expense	12,182	12,976	61,543	56,147
Depreciation and amortization	12,494	13,186	50,950	54,019
Other, net	129	(123)	941	647
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	19,744	(58,650)	265,919	(214,971)
(Decrease) increase in accounts payable and accrued expenses	(40,788)	(41,824)	(181,987)	86,036
Decrease (increase) in deferred contract costs	261	9,138	28,811	(42,097)
(Decrease) increase in contract liabilities	(164)	(5,221)	(37,097)	43,928
Increase (decrease) in income taxes payable, net	14,812	(10,433)	(18,472)	(19,691)
Decrease (increase) in other, net	4,783	(3,643)	4,830	(2,781)
Net cash from operating activities	165,246	102,050	771,935	572,804
Investing Activities:
Purchase of property and equipment	(9,079)	(9,832)	(47,022)	(47,474)
Other, net	(518)	(39)	1,007	(925)
Net cash from investing activities	(9,597)	(9,871)	(46,015)	(48,399)
Financing Activities:
Proceeds from issuance of common stock	28,055	13,166	148,245	182,732
Repurchases of common stock	(92,138)	(92,138)	(389,060)	(647,898)
Dividends Paid	(85,369)	(77,660)	(170,553)	(156,840)
Payments for taxes related to net share settlement of equity awards	—	(33)	(6,674)	(3,248)
Distributions to noncontrolling interest	—	(75)	—	(688)
Purchase of noncontrolling interest	—	(1,163)	—	(1,796)
Net cash from financing activities	(149,452)	(157,903)	(418,042)	(627,738)
Effect of exchange rate changes on cash and cash equivalents	8,324	(1,153)	(1,122)	(24,031)
Change in cash and cash equivalents	14,521	(66,877)	306,756	(127,364)
Cash and cash equivalents at beginning of period	1,215,970	990,612	923,735	1,051,099
Cash and cash equivalents at end of period	$1,230,491	$923,735	$1,230,491	$923,735
Taxes Paid:
Income taxes	$25,914	$55,811	$222,083	$239,255

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2019:
Revenues[1]	$678,979	89,370	38,925	615,401	188,278	327,879	107,104	(995)	2,044,941
Directly related cost of transportation and other expenses[2]	$386,114	54,372	23,148	495,267	137,231	227,248	75,813	(555)	1,398,638
Salaries and other operating expenses[3]	$223,703	25,371	14,170	62,813	30,154	83,734	26,459	(441)	465,963
Operating income	$69,162	9,627	1,607	57,321	20,893	16,897	4,832	1	180,340
Identifiable assets at period end	$1,978,307	153,813	72,677	538,526	178,336	551,576	219,953	(1,304)	3,691,884
Capital expenditures	$5,122	844	485	600	323	1,216	489	—	9,079
Depreciation and amortization	$7,581	494	324	1,227	449	1,945	474	—	12,494
Equity	$1,521,059	65,100	29,148	247,725	94,727	159,308	114,726	(34,574)	2,197,219
For the three months ended December 31, 2018:
Revenues[1]	$688,943	98,596	34,684	820,917	217,793	352,398	121,482	(99,216)	2,235,597
Directly related cost of transportation and other expenses[2]	$394,927	59,154	18,347	675,102	168,313	249,782	88,001	(98,704)	1,554,922
Salaries and other operating expenses[3]	$196,788	24,914	14,974	77,439	32,647	89,064	28,349	(507)	463,668
Operating income	$97,228	14,528	1,363	68,376	16,833	13,552	5,132	(5)	217,007
Identifiable assets at period end	$1,689,950	161,604	53,542	533,071	152,646	513,744	206,367	3,635	3,314,559
Capital expenditures	$5,640	239	143	434	248	1,648	1,480	—	9,832
Depreciation and amortization	$8,114	479	370	1,311	578	1,838	496	—	13,186
Equity	$1,339,673	72,941	26,007	200,371	100,706	157,003	123,228	(32,209)	1,987,720

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2019:
Revenues[1]	$2,712,067	354,405	150,202	2,494,556	743,406	1,280,669	443,487	(3,366)	8,175,426
Directly related cost of transportation and other expenses[2]	$1,528,815	212,369	87,297	1,970,662	544,873	884,968	311,997	(2,023)	5,538,958
Salaries and other operating expenses[3]	$859,946	101,654	55,512	271,594	127,478	342,073	112,844	(1,325)	1,869,776
Operating income	$323,306	40,382	7,393	252,300	71,055	53,628	18,646	(18)	766,692
Identifiable assets at period end	$1,978,307	153,813	72,677	538,526	178,336	551,576	219,953	(1,304)	3,691,884
Capital expenditures	$28,666	2,353	1,556	1,767	1,558	9,231	1,891	—	47,022
Depreciation and amortization	$31,049	1,881	1,489	5,263	1,912	7,398	1,958	—	50,950
Equity	$1,521,059	65,100	29,148	247,725	94,727	159,308	114,726	(34,574)	2,197,219
For the twelve months ended December 31, 2018:
Revenues[1]	$2,479,812	355,802	156,854	2,886,322	777,863	1,330,365	464,071	(312,724)	8,138,365
Directly related cost of transportation and other expenses[2]	$1,352,924	216,753	94,041	2,315,826	591,925	926,949	330,209	(310,635)	5,517,992
Salaries and other operating expenses[3]	$816,817	94,950	53,970	289,015	125,056	337,970	108,131	(2,099)	1,823,810
Operating income	$310,071	44,099	8,843	281,481	60,882	65,446	25,731	10	796,563
Identifiable assets at period end	$1,689,950	161,604	53,542	533,071	152,646	513,744	206,367	3,635	3,314,559
Capital expenditures	$21,732	4,259	1,042	3,057	2,182	10,815	4,387	—	47,474
Depreciation and amortization	$33,511	1,847	1,508	5,309	2,257	7,727	1,860	—	54,019
Equity	$1,339,673	72,941	26,007	200,371	100,706	157,003	123,228	(32,209)	1,987,720

1In 2019, the Company revised its process to record the transfer, between its geographic operating segments, of revenues and the directly related cost of transportation expenses for freight service transactions between Company origin and destination locations. This change better aligns revenue reporting with the location where the services are performed, as well as the transactional reporting being developed as part of the Company’s new accounting systems and processes. Prior year segment revenues have not been revised. The change in presentation had no impact on consolidated or segment operating income. The 2019 results also include the effect of changing the presentation of certain import services from a net to a gross basis, which increased segment revenues and directly related operating expenses but did not change operating income. The impact of these changes on reported segment revenues was immaterial and prior year segment revenues have not been revised.

2Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Consolidated Statements of Earnings.

3Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Consolidated Statements of Earnings.

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